UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2015

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2015, Realty Finance Trust, Inc. (the “Company”), through its indirect wholly-owned subsidiary, RFT JPM Loan, LLC (the “Seller”), entered into Amendment No. 2 to the Uncommitted Master Repurchase Agreement (the “JPM Repo Facility”) entered into by the Seller and JPMorgan Chase Bank, National Association on June 18, 2014.  The amendment extends the upsize of the maximum amount of advances allowed under the JPM Repo Facility from $150.0 million to $250.0 million between September 28, 2015 and October 30, 2015.  Amendment No. 1 to the JPM Repo Facility previously raised the maximum amount of advances from $150.0 million to $250.0 million between June 23, 2015 and September 29, 2015.  Amendment No. 2 to the JPM Repo Facility also amends the definition of LIBOR to change the date on which the applicable LIBOR rate is determined.  All other material terms of the JPM Repo Facility remain unchanged.

The description of the amendment above is a summary and is qualified in its entirety by the terms of the amendment which will be filed with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY FINANCE TRUST, INC.

Date: September 30, 2015	By:	/s/ Peter M. Budko
Peter M. Budko
Chief Executive Officer